Exhibit 4.1
INDENTURE
Dated as of March 13, 2006
between
INFORMATICA CORPORATION
and
U.S. BANK NATIONAL ASSOCIATION, as Trustee

3% CONVERTIBLE SENIOR NOTES DUE 2026

i

     THIS INDENTURE dated as of March 13, 2006 is between Informatica Corporation, a corporation duly organized under the laws of the State of Delaware (the “Company”) and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).
     In consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed by the Company and the Trustee, for the equal and proportionate benefit of all Holders of the Company’s 3% Convertible Senior Notes due 2026, as follows:
ARTICLE 1
Definitions and Incorporation by Reference
Section 1.01 . Definitions.
     “Additional Interest” means any Additional Interest Amount as defined in the Registration Rights Agreement.
     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.
     “Bankruptcy Code” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.
     “Board of Directors” means either the board of directors of the Company or any committee of the board of directors of the Company authorized to act for it with respect to this Indenture; provided, however that the definition of “Board of Directors” shall not include any committee of the board of directors of the Company for purposes of paragraph (d) of the definition of “Change in Control”.
     “Business Day” means each day that is not a Legal Holiday.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

     “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnote 1 thereof.
     “Change in Control” will be deemed to occur at such time as:
     (a) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than the Company, a Subsidiary of the Company or one of the Company’s employee benefits plans is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of the Company’s Voting Stock;
     (b) the sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than to one or more of the Company’s wholly-owned subsidiaries);
     (c) there occurs the consolidation or merger of the Company with or into any other person or the consolidation or merger of another person into the Company, other than:
     (i) any transaction that both (A) does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock and (B) pursuant to which holders of the Capital Stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Voting Stock of the continuing or surviving Person immediately after such transaction; or
     (ii) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of the surviving entity;
     (d) the following persons cease for any reason to constitute a majority of the Board of Directors: (i) individuals who on the Issuance Date constituted the Company’s Board of Directors; and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issuance Date or whose election or nomination for election was previously so approved; or

     (e) the Company is liquidated or dissolved or holders of the Company’s Capital Stock approve any plan or proposal for the Company’s liquidation or dissolution.
     However, a Change in Control will not be deemed to occur if either:
     (i) the Closing Sale Price of the Company’s Common Stock for any five Trading Days during the ten Trading Days immediately preceding the effective date of the Change in Control is at least equal to 110% of the conversion price in effect on such day; or
     (ii) in the case of a merger or consolidation, 100% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consideration otherwise constituting a Change in Control consists of common stock, depository receipts, ordinary shares or other certificates representing common equity interests traded on a U.S. National securities exchange or quoted on The Nasdaq National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the notes become convertible solely into such common stock, depository receipts, ordinary shares or other certificates representing common equity interests.
     “Closing Sale Price” of the Common Stock on any date means, as determined by the Company, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by Nasdaq or, if our common stock is not listed for trading or quoted on The Nasdaq National Market, as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or quoted. If the Common Stock is not reported by The Nasdaq National Market (at a time when The Nasdaq National Market is not a U.S. national securities exchange) and not listed for trading on a United States national or regional securities exchange on the relevant date, the “Closing Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Common Stock” means the common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company” shall mean such successor Company.
     “Conversion Rate” means initially 50.0000 shares of the Company’s Common Stock per $1,000 Principal Amount of Securities, subject to adjustment as set forth herein.
     “Corporate Trust Office” means the office at which the trust administered by this Indenture is administered, which office at the date hereof is located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services (Informatica 3% Convertible Senior Notes due 2026).
     “Covenant Maturity Date” means the date on which the principal of the Securities becomes due and payable as therein or herein provided, whether at Final Maturity Date, on a Redemption Date, on a Repurchase Date, on a Fundamental Change Repurchase Date, upon acceleration or otherwise.
     “Credit Facilities” means, with respect to the Company, one or more debt or commercial paper facilities or instruments with banks or other financial institutional lenders, in each case, providing for one or more revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory), commercial paper facilities (including any letter of credit, sub-facilities or other facilities), or letters of credit facilities, in each case, together with any Refinancings thereof, provided any such Refinancing is in the form of one or more debt or commercial paper facilities or instruments with banks or other financial institutional lenders, and whether any such Refinancing is under one or more debt or commercial paper facilities, or other agreements, by a lender or syndicate of lenders, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same agent, representative lender or holders, and irrespective of any change in the terms and conditions thereof.
     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under the Bankruptcy Code.

     “Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Final Maturity Date” means March 15, 2026.
     “Fundamental Change” will be deemed to occur upon the occurrence of a Change in Control or a Termination of Trading.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.
     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.
     “Initial Purchaser” means UBS Securities LLC.
     “Interest Payment Date” has the meaning specified in Paragraph 1 of the Security.
     “Issuance Date” means, for any Security, the date on which such Security or any predecessor Security is first authenticated and issued.

     “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open.
     “Make-Whole Fundamental Change” means the occurrence prior to March 15, 2011, of either (i) a Fundamental Change or (ii) a transaction that would be a Change in Control, but for the 110% trading price exception in clause (i) of the definition of Change in Control.
     “Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.
     “Opinion of Counsel” means a written opinion from legal counsel experienced in such matters as are covered by the opinion. The counsel may be an employee of, or counsel to, the Company.
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Principal Amount” with respect to any Security means its principal amount on the Issuance Date of such Security.
     “Public Acquiror Common Stock” means, with respect to a Public Acquiror Fundamental Change, a class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (at a time when The Nasdaq National Market is not a U.S. national securities exchange) or that will be so traded or quoted when issued or exchanged in connection with such Public Acquiror Fundamental Change issued by the acquiror in such Public Acquiror Fundamental Change or, if applicable, by the corporation referred to in the definition of Public Acquiror Fundamental Change of which such acquiror is a majority owned subsidiary.
     “Public Acquiror Fundamental Change” means a Fundamental Change described in clause (c) of the definition of Change in Control (without regard to the 110% trading price exception set forth in sub-clause (i) of the definition of Change in Control) in which the acquiror has Public Acquiror Common Stock. If an acquiror does not itself have Public Acquiror Common Stock, it will be deemed to have Public Acquiror Common Stock if it is “majority owned” by a corporation that has Public Acquiror Common Stock (and such stock shall be deemed Public Acquiror Common Stock). “Majority owned” for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s Capital Stock that are entitled to vote generally in the election of directors.
     “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.
     “Redemption Price” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in Paragraph 6 of the Security.
     “Refinancings” means, in respect of any Credit Facilities, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund, repay, prepay, repurchase, redeem, legally defease or otherwise retire such Credit Facilities, or to incur other Credit Facilities, in exchange or replacement for, such Credit Facilities.
     “Registration Rights Agreement” means the Registration Rights Agreement dated, as of March 13, 2006, among the Company, the Guarantors and the Initial Purchaser.
     “Regular Record Date” has the meaning specified in Paragraph 1 of the Security.
     “Rights Agreement” means the rights agreement dated as of October 17, 2001, between the Company and American Stock Transfer & Trust Company, as rights agent.
     “Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended and in effect from time to time, or any successor to such Rule.
     “Rule 144A” means Rule 144A promulgated under the Securities Act, as such Rule may be amended and in effect from time to time, or any successor to such Rule.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means the 3% Convertible Senior Notes due 2026 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

     “Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.15.
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 10.03, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.
     “Termination of Trading” shall be deemed to occur if, after the date hereof, the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.
     “Trading Day” for any security means (x) if the applicable security is quoted on The Nasdaq National Market at a time when The Nasdaq National Market is not a U.S. national securities exchange, a day on which trades may be made thereon, or (y) if the applicable security is listed or admitted for trading on The New York Stock Exchange or another national or regional securities exchange, a day on which The New York Stock Exchange or such other national or regional securities exchange is open for business, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     “Transfer Restricted Global Security” means a Global Security that is a Transfer Restricted Security.
     “Transfer Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Trust Officer” means any officer in the Corporate Trust Office of the Trustee.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
Section 1.02 . Other Definitions.

Defined
Term	in Section
Agent Members	2.01(b)
Aggregate Amount	4.03(f)
Company Order	2.02
Conversion Agent	2.03
Conversion Date	4.02(a)
Conversion Notice	4.02(a)
Conversion Obligation	4.01
Current Market Price	4.03(g)
DTC	2.01(a)
Defaulted Interest	2.15(a)
Depositary	2.01(a)
Disposition Event	4.04
distributed assets	4.03(d)
Effective Date	4.13(b)
Event of Default	7.01
Ex-Dividend Date	4.03(g)
Expiration Date	4.03(f)
Expiration Time	4.03(f)
Fair Market Value	4.03(g)
Fundamental Change	3.09(a)(i)
Fundamental Change Company Notice	3.09(a)(ii)
Fundamental Change Repurchase Date	3.09(a)(i)
Fundamental Change Repurchase Notice	3.09(a)(ii)
Fundamental Change Repurchase Price	3.09(a)(ii)
Fundamental Change Repurchase Right	3.09(a)(i)
Indenture Securities	1.03(a)

Defined
Term	in Section
Indenture Security Holder	1.03(b)
Indenture to be Qualified	1.03(c)
Indenture Trustee or Institutional Trustee	1.03(d)
Legend	2.12
Merger	1.04(e)
Notice of Default	7.01
Obligor	1.03(e)
Paying Agent	2.03
Primary Registrar	2.03
Purchase Agreement	2.01
Purchase Offer	3.08(a)(ii)
Purchased Shares	4.03(f)
QIB	2.01(a)
Record Date	4.03(g)
Reference Period	4.03(d)
Reference Property	4.04
Registrar	2.03
Repurchase Date	3.08(a)(i)
Repurchase Notice	3.08(a)(ii)
Repurchase Price	3.08(a)(i)
Rights	4.14
Spin-Off	4.03(d)
Stock Price	4.13(b)
Trigger Event	4.03(d)
     Section 1.03 . Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:
     (a) “indenture securities” means the Securities;
     (b) “indenture security holder” means a Securityholder;
     (c) “indenture to be qualified” means this Indenture;
     (d) “indenture trustee” or “institutional trustee” means the Trustee; and
     (e) “obligor” on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.04 . Rules of Construction. Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) words in the singular include the plural, and words in the plural include the singular;
     (d) provisions apply to successive events and transactions;
     (e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
     (f) the masculine gender includes the feminine and the neuter;
     (g) references to agreements and other instruments include subsequent amendments thereto; and
     (h) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
The Securities
     Section 2.01 . Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated March 8, 2006 (the “Purchase Agreement”), between the Company and the Initial Purchaser, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.
     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
     (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear a legend substantially to the following effect:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR

PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     Section 2.02 . Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary, an Assistant Secretary or a Vice President of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.
     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate Principal Amount of $200,000,000 (or up to $230,000,000 to the extent the Initial Purchaser exercises its over-allotment option) upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate Principal Amount of Securities outstanding at any time may not exceed $200,000,000 (or $230,000,000 if the Initial Purchaser exercises its over-allotment option in full) except as provided in Section 2.07.
     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 Principal Amount and any integral multiple thereof.
     Section 2.03 . Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in The Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).

     The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the U.S. Bank Trust National Association, an Affiliate, in The Borough of Manhattan, The City of New York (located at U.S. Bank Trust National Association, Mail Station: EX-NY-WALL, 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Corporate Trust Services), one such office or agency of the Company for each of the aforesaid purposes.
     Section 2.04 . Paying Agent to Hold Money in Trust. Prior to 1:00 p.m., New York City time, on each date on which the Principal Amount of or interest, if any, on any Securities is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such Principal Amount or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal Amount of or interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 1:00 p.m., New York City time, on each date on which a payment of the Principal Amount of or interest on any Securities is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
     Section 2.05 . Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
     Section 2.06 . Transfer and Exchange. Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal Principal Amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate Principal Amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 2.12(a), Section 3.06, Section 3.08(d), Section 4.02(e) or Section 10.05 not involving any transfer.
     Neither the Company, any Registrar nor the Trustee shall be required to (a) register the transfer of or exchange any Security for a period of 15 days before selecting Securities to be redeemed; (b) register the transfer of or exchange any Security during the period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities selected for redemption and ending at 5:00 p.m. New York City time on the day of the mailing; or (c) register the transfer of or exchange any Security that has been selected for redemption or for which the Holder has delivered, and not validly withdrawn, a Repurchase Notice or Fundamental Change Repurchase Notice, except, in the case of a partial redemption, purchase or repurchase, that portion of the Securities not being redeemed, purchase or repurchased.
     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.07 . Replacement Securities. If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.
     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08 . Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.
     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
     If a Paying Agent holds at 1:00 p.m., New York City time, on the Final Maturity Date Cash sufficient to pay the Principal Amount of the Securities payable on that date, then on and after the Final Maturity Date, such Securities shall cease to be outstanding.
     Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.09 . Treasury Securities.
     (a) In determining whether the Holders of the required Principal Amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
     (b) Any Securities or shares of Common Stock issued upon the conversion of Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
     Section 2.10 . Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.
     Section 2.11 . Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and upon written request of the Company shall deliver the canceled Securities to the Company.

     Section 2.12 . Legend, Additional Transfer and Exchange Requirements.
     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which, in the case of any transfer pursuant to Rule 144 or any other available exemption from registration under the Securities Act, shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence if requested, or (ii) written notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend.
     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.
     (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Transfer Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an Opinion of Counsel reasonably acceptable to the Company and the Trustee, addressed to the Company and the Trustee and in form acceptable to the Company and the Trustee, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision and applicable state securities laws), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.
     (e) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
     (f) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:
     (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided, that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully-registered book-entry form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
     (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
     Section 2.13 . CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the

Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
     Section 2.14 . Regular Interest. Interest will accrue on the Securities at the rate of 3% per year during any six-month period from and including March 15 to but excluding September 15 and from and including September 15 to but excluding March 15, commencing September 15, 2006 (provided that the initial period with respect to the payment of interest shall commence on March 13, 2006 and run to but excluding September 15, 2006). Interest will be payable in Cash in arrears on September 15 and March 15 of each year, beginning September 15, 2006, to the Holder of record at the close of business on the Regular Record Date preceding such Interest Payment Date.
     Section 2.15 . Defaulted Interest. (a) Any interest (including Additional Interest) on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (b) of this Section 2.15.
     (b) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the register referred to in Section 2.03, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date.
     (c) Subject to the foregoing and following provisions of this Article 2, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (if any) accrued and unpaid, and to accrue, which were carried by such other Security.
ARTICLE 3
Redemption and Purchases
     Section 3.01 . Right to Redeem; Notice to Trustee. The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time after March 15, 2011, at the Redemption Price in Cash specified in Paragraph 6 of the form of Security attached hereto as Exhibit A, together with accrued and unpaid interest, if any (including Additional Interest, if any), up to, but excluding, the Redemption Date. However, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any (including Additional Interest, if any), due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date, and not to the Holder submitting the notes for redemption.
     If the Company elects to redeem Securities pursuant to this Section 3.01 and Paragraph 6 of the Securities, it shall notify the Trustee at least 45 days prior to the Redemption Date, as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the Principal Amount of Securities to be redeemed.
     Section 3.02 . Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the Principal Amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be taken from the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.
     Section 3.03 . Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Primary Registrar’s books.
     The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:
     (a) the Redemption Date;
     (b) the Redemption Price;
     (c) the then-current Conversion Rate;
     (d) the name and address of each Paying Agent and Conversion Agent;
     (e) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;
     (f) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in Paragraph 9 of the Securities;
     (g) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and subject to the provisions of Sections 3.01 and 3.04, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to a Paying Agent of the Securities; and
     (h) if any Security is being redeemed in part, the portion of the Principal Amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate Principal Amount equal to the unredeemed portion thereof will be issued.
     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (a) through (h) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.
     Section 3.04 . Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid in Cash at the Redemption Price. However, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any (including Additional Interest, if any), due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. The Company shall make at least 10 semi-annual interest payments (including the interest payments on September 15, 2006 and March 15, 2011) in the full amount required by this Indenture on the Securities before redeeming any Securities pursuant to this Article 3.
     Section 3.05 . Deposit of Redemption Price. Prior to 1:00 p.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.
     If a Paying Agent holds on a Redemption Date Cash sufficient to pay the Redemption Price payable on that date, then on and after such Redemption Date, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest (if any) on them shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities, together with any necessary endorsement) and the redeemed Securities shall be cancelled; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.
     Section 3.06 . Securities Redeemed in Part. Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without charge, a new Security or Securities of authorized denominations as requested by such Holder in aggregate Principal Amount equal to the unredeemed portion of the Security surrendered.
     Section 3.07 . No Redemption of Securities Upon Occurrence of Acceleration. Notwithstanding anything herein to the contrary, the Company will not redeem any Securities on any date if the Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded on or prior to the Redemption Date.
     Section 3.08 . Repurchase of Securities at the Option of Holders. (a) Optional Put. (i) Securities shall be repurchased by the Company, at the option of the Holder thereof, on each of March 15, 2011, March 15, 2016 and March 15, 2021 (each, a “Repurchase Date”), at a repurchase price in Cash equal to 100% of the Principal Amount of the Securities to be repurchased plus accrued and unpaid interest, if any (including Additional Interest, if any), to, but excluding, such Repurchase Date (the “Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(a)(iii), provided, however, that any such accrued and unpaid interest, if any (including Additional Interest, if any), will be paid not to the Holder submitting the Security for repurchase on the relevant Repurchase Date but instead to the Holder of record at the close of business on the corresponding Record Date.
     (ii) No later than 20 Business Days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right under Section 3.08(a)(i) (a “Purchase Offer”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of notice to be completed by the Holder and returned to the Company in the event that the Holder elects such right to such repurchase (the “Repurchase Notice”) and shall briefly state, as applicable:
     (A) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;
     (B) the Repurchase Date;
     (C) the Repurchase Price;
     (D) the name and address of the Paying Agent and the Conversion Agent;
     (E) the Conversion Rate;
     (F) that the Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 4 only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (G) that the Securities must be surrendered to the Paying Agent to collect payment;
     (H) that the Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security;
     (I) the procedures the Holder must follow to exercise its repurchase right under this Section 3.08(a);
     (J) the conversion rights, if any, of the Securities;
     (K) the procedures for withdrawing a Repurchase Notice;
     (L) that, unless the Company defaults in making payment of such Repurchase Price, interest, if any (including Additional Interest, if any), on Securities surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and
     (M) the CUSIP number(s) of the Securities.
     At the Company’s request, the Trustee shall give the Purchase Offer in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Purchase Offer must be given to the Holder in accordance with this Section 3.08(a)(ii); provided, further, that the text of the Purchase Offer shall be prepared by the Company.
     (iii) A Holder may exercise its right specified in Section 3.08(a)(i) upon delivery of a properly completed Repurchase Notice to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, stating:
     (A) the certificate number (if in certificated form) of the Security which the Holder will deliver to be repurchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

     (B) the portion of the Principal Amount of the Security which the Holder will deliver to be repurchased, which portion must be in Principal Amounts of $1,000 or an integral multiple of $1,000; and
     (C) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.
     The book-entry transfer or delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.08(a) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.
     The Company shall repurchase from the Holder thereof, pursuant to this Section 3.08(a), a portion of a Security, so long as the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.
     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.08(a)(iii) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.08(b).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     (b) Effect of Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.08(a)(iii), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipt of Cash by the Paying Agent, on the later of (1) the Repurchase Date with respect to such Security (provided the conditions in Section 3.08(a)(iii) have been satisfied) and (2) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a)(iii). Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, specifying:
     (i) the Holder’s name and an election to withdraw such Repurchase Notice;
     (ii) the certificate number (if in certificated form) or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;
     (iii) the Principal Amount of the Security (which must be in an integral multiple of $1,000) with respect to which such notice of withdrawal is being submitted; and
     (iv) the Principal Amount (which must be in an integral multiple of $1,000), if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.
     (c) Deposit of Repurchase Price. Prior to 1:00 p.m., New York City time, on the applicable Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of Cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Repurchase Date.
     If the Paying Agent (other than the Company or an Affiliate of the Company) holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Repurchase Date, Cash sufficient to pay the Repurchase Price of any Securities for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 3.08(b), then, on and after such Repurchase Date, such Securities will cease to be outstanding and interest, if any (including Additional Interest, if any), on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Securities, together with any necessary endorsement) and the repurchased Securities shall be cancelled.
     (d) Securities Repurchased in Part. Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.
     (e) Covenant to Comply with Securities Laws upon Repurchase of Securities. When complying with the provisions of Section 3.08(a) hereof (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:
     (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;
     (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and
     (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified therein.
     To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.08, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.08.
     (f) Repayment to the Company. The Paying Agent shall return to the Company any Cash that remains unclaimed for two years, together with interest, if any, thereon, held by it for the payment of the Repurchase Price; provided, however, to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.08(c) exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.
     (g) No Repurchase Upon Acceleration. Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.08 if the Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date.
     Section 3.09 . Repurchase of Securities at Option of the Holder Upon Fundamental Change. (a) Fundamental Change Put. (i) General. In the event any Fundamental Change shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in Principal Amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”),

which Fundamental Change Repurchase Date shall be no later than thirty five (35) calendar days, and no earlier than twenty (20) calendar days, after the date the Fundamental Change Notice is mailed in accordance with Section 3.09(a)(ii), and no earlier than the date such Fundamental Change occurs, at a price, payable in Cash equal to 100% of the Principal Amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any (including Additional Interest, if any), to, but excluding, the Fundamental Change Repurchase Date (the "Fundamental Change Repurchase Price”), provided, however, that if a Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any (including Additional Interest, if any), on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date, which may or may not be the same Person to whom the Company will pay the Fundamental Change Repurchase Price and the Fundamental Change Repurchase Price will be 100% of the Principal Amount of the Securities repurchased.
     (ii) Notice of Fundamental Change. No later than five Business Days after the occurrence of a Fundamental Change the Company shall mail a written notice of such occurrence (the “Fundamental Change Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law), shall publish on the Company’s website and shall publicly announce the occurrence of such Fundamental Change through a reputable newswire service. The notice shall include a form of notice to be completed by the Holder in the event the Holder elects such right to repurchase pursuant to this Section 3.09 (the “Fundamental Change Repurchase Notice”) and shall briefly state, as applicable:
     (A) the events causing a Fundamental Change and the date of such Fundamental Change;
     (B) that the Holder has a right to require the Company to repurchase the Holder’s Securities;
     (C) the date by which the Fundamental Change Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change Repurchase Right;
     (D) the Fundamental Change Repurchase Date;
     (E) the Fundamental Change Repurchase Price;
     (F) the name and address of the Paying Agent and the Conversion Agent;
     (G) the Conversion Rate applicable on the date of the Fundamental Change Company Notice and any adjustments to the

Conversion Rate that will result from the Fundamental Change, including whether the Company has exercised its right under Section 4.13(c);
     (H) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 4 only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (I) that the Securities must be surrendered to the Paying Agent to collect payment;
     (J) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid on the later of the Fundamental Change Repurchase Date and the time of surrender of such Security with the necessary endorsements;
     (K) the procedures the Holder must follow to exercise its repurchase right under this Section 3.09(a);
     (L) the conversion rights, if any, of the Securities;
     (M) the procedures for withdrawing a Fundamental Change Repurchase Notice;
     (N) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest, if any (including Additional Interest, if any), on Securities surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date; and
     (O) the CUSIP number(s) of the Securities.
     At the Company’s request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.09(a)(ii); provided, further, that the text of the Fundamental Change Company Notice shall be prepared by the Company.
     (iii) Fundamental Change Repurchase Notice. A Holder may exercise its right specified in Section 3.09(a)(i) upon delivery of a properly completed Fundamental Change Repurchase Notice to the Paying Agent at any time from the opening of business on the date of the Fundamental Change Company Notice until 5:00 p.m., New York City time, on the

Business Day immediately preceding the Fundamental Change Repurchase Date, stating:
     (A) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate Depositary procedures if Certificated Securities have not been issued;
     (B) the portion of the Principal Amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and
     (C) that such Security shall be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.
     The book-entry transfer or delivery of such Security to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.09(a) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.
     The Company shall repurchase from the Holder thereof, pursuant to this Section 3.09(a), a portion of a Security, so long as the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.
     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.09(a)(iii) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09(b).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
     (b) Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.09(a)(iii), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of Cash by the Paying Agent, on the later of (1) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 3.09(a)(iii) have been satisfied) and (2) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.09(a)(iii), together with the necessary endorsements. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following paragraph.
     A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
     (i) the Holder’s name and election to withdraw such Fundamental Change Repurchase Notice;
     (ii) the Principal Amount of the Security (which must be in an integral multiple of $1,000) with respect to which such notice of withdrawal is being submitted;
     (iii) the certificate number (if in certificated form) or the appropriate Depository procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted; and
     (iv) the Principal Amount (which must be in an integral multiple of $1,000), if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.
     (c) Deposit of Fundamental Change Repurchase Price. Prior to 1:00 p.m., New York City time, on the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of Cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Fundamental Change Repurchase Date.
     If the Paying Agent holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Fundamental Change Repurchase

Date, Cash sufficient to pay the Fundamental Change Repurchase Price of any Securities for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn pursuant to Section 3.09(b), then, on and after such Fundamental Change Repurchase Date, such Securities will cease to be outstanding and interest, if any (including Additional Interest, if any), on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Securities, together with necessary endorsements) and the repurchased Securities will be cancelled.
     (d) Securities Repurchased in Part. Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.
     (e) Covenant to Comply With Securities Laws upon Repurchase of Securities. When complying with the provisions of Section 3.09(a) hereof (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:
     (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;
     (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and
     (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Section 3.09 to be exercised in the time and in the manner specified therein.
     To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.09.
     (f) Repayment to the Company. The Paying Agent shall return to the Company any Cash that remains unclaimed for two years, together with interest, if any, thereon, held by it for the payment of the Fundamental Change Repurchase Price; provided, however, to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.09(c) exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date then, promptly after the Fundamental Change Repurchase Date, the Paying Agent shall return any such excess to the Company.
     (g) No Repurchase of the Securities Upon Occurrence of Acceleration. Notwithstanding anything herein to the contrary, no Securities may be repurchased by the Company at the option of the Holders upon a Fundamental Change if the Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date.
ARTICLE 4
Conversion
     Section 4.01 . Conversion Right. (a) Subject to and upon compliance with the provisions of this Article 4, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into the consideration described in Section 4.02(b) (the “Conversion Obligation”) at any time prior to the close of business on the Business Day immediately preceding the Final Maturity Date. In the case of a Security called for redemption by the Company as described in Article 3, the conversion right in this Article 4 will expire at the close of business on the Business Day immediately preceding the Redemption Date unless the Company defaults in payment of the Redemption Price. The Conversion Rate shall be subject to adjustment in accordance with this Article 4.
     Section 4.02 . Conversion Procedure; Conversion Rate; Fractional Shares; Settlement in Cash in Lieu of Common Stock. (a) Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the “Conversion Notice”) that such Holder elects to convert the same and shall state in writing therein the Principal Amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock, if any, to be issued. Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in Section 4.09, and all taxes or duties, if any, as provided in Section 4.08. A Security shall be deemed to have been converted immediately before the close of business on the date on which all of the foregoing requirements have been satisfied (such date, the “Conversion Date”).

     (b) Subject to the provisions of Section 4.04 and Section 4.13(c), Holders surrendering Securities for conversion shall be entitled to receive, per Security, shares of Common Stock at a value of 50.0000 shares of Common Stock per $1,000 Principal Amount, which represents an initial conversion price of $20.00 per share. The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver an amount in cash equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately before the Conversion Date.
     (c) From and after the close of business on the date on which the Company delivers shares of Common Stock, to a converting Holder pursuant to this Section 4.02, the person in whose name any certificate representing Common Stock issued pursuant to this Section 4.02 is to be registered shall be treated as a stockholder of record of the Company, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. A Holder of Securities is not entitled, as such, to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock and is deemed to be a stockholder of record of the Company, as provided in this Section 4.02(c).
     (d) If a Holder converts more than one Security at a time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the aggregate Principal Amount of the Securities converted.
     (e) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon the written order of the Company, authenticate and deliver to the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 4.08 hereof), a new Security or Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Certificated Securities.
     (f) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.
     (g) Delivery of shares of Common Stock in respect of conversion to a Holder of a Security upon conversion of such Security shall be accompanied by delivery to the Conversion Agent of certificates for the relevant number of shares, other than in the case of Holders of Securities in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary’s customary practices and delivery of Cash in respect of conversion to the Conversion Agent or the Depositary, as applicable, for delivery to the Holder.

     (h) If a Holder exercises its right to require the Company to repurchase the Securities as described in Article 3, such Holder may convert its Securities as provided above only if it withdraws its applicable Repurchase Notice or Fundamental Change Repurchase Notice and converts its Securities prior to the close of business on the Business Day immediately preceding the applicable Repurchase Date or Fundamental Change Repurchase Date.
     Section 4.03 . Adjustment of Conversion Rate for Common Stock. The Conversion Rate shall be adjusted from time to time as follows:
     (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the Ex-Dividend Date for such dividend or distribution shall be increased by multiplying such Conversion Rate by a fraction:
     (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares constituting such dividend or other distribution; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date.
     Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date fixed for such dividend or distribution.
     If any dividend or distribution of the type described in this Section 4.03(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. In no event shall the Conversion Rate be decreased pursuant to this Section 4.03(a), except as described in the immediately preceding sentence.
     (b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such combination becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision or combination becomes effective.
     (c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, distribute rights, warrants or options for a period expiring within 60 days after the Record Date of such issuance (other than any rights, warrants or options issued pursuant to the Rights Agreement or any future rights agreement adopted by the Company), to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock), at a price per share less than the Current Market Price of the Common Stock on the declaration date for such distribution, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:
     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock so offered for subscription or purchase; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, warrants or options and dividing the product so obtained by such Current Market Price).
     Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.
     To the extent that shares of Common Stock are not delivered pursuant to such rights, warrants or options, upon the expiration or termination of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, warrants or options are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, warrants or options and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors or the Chief Financial Officer of the Company. In no event shall the Conversion Rate be decreased pursuant to this Section 4.03(c), except as described in the first two sentences of this paragraph.
     (d) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), shares of its Capital Stock (other than any dividends or distributions to which Section 4.03(a) applies), evidences of its indebtedness or other assets, including securities, but excluding (x) any rights or warrants referred to in Section 4.03(c), (y) rights or warrants distributed pursuant to the Rights Agreement or any future rights agreement adopted by the Company, and (z) dividends and distributions paid exclusively in Cash (such Capital Stock, evidence of its indebtedness, other non-Cash assets or securities being distributed hereinafter in this Section 4.03(d) called the "distributed assets”), then, in each such case, subject to the other provisions of this Section 4.03(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date with respect to such distribution by a fraction:
     (i) the numerator of which shall be the Current Market Price of the Common Stock; and
     (ii) the denominator of which shall be such Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Ex-Dividend Date) (determined as provided in Section 4.03(g)).
     Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

     If the Board of Directors or the Chief Financial Officer of the Company determines the Fair Market Value of any distribution for purposes of this Section 4.03(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 4.03(g) to the extent possible, unless the Board of Directors or the Chief Financial Officer of the Company determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.
     Notwithstanding the foregoing, if the distributed assets distributed by the Company to all holders of the Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the fifteenth Trading Day following the Ex-Dividend Date for such distribution by a fraction,
     (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend for such distribution on The Nasdaq National Market, The New York Stock Exchange, or such other principal national or regional exchange or market or quotation system on which such securities are then listed or quoted, plus (B) the average Closing Sale Prices of the securities distributed in respect of each share of Common Stock for the ten consecutive Trading Days commencing on and including the fifth Trading Day after such Ex-Dividend Date; and
     (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days commencing on and including the fifth Trading Day after such Ex-Dividend Date, such adjustment to become effective immediately after the opening of business on the fifteenth Trading Day following the Ex-Dividend Date for such distribution.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.03 (and no adjustment to the Conversion Rate under this Section 4.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.03(d). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.03 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of this Section 4.03(d), Section 4.03(a) and Section 4.03(c), any dividend or distribution to which this Section 4.03(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustment required by this Section 4.03(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 4.03(a) and Section 4.03(c) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date” within the meaning of Section 4.03(a).
     The reclassification of the Common Stock into securities including securities other than Common Stock (other than any reclassification upon an event to which Section 4.04 applies) shall be deemed to involve (a) a distribution of such securities other than the Common Stock to all holders of Common Stock

(and the effective date of such reclassification shall be deemed to be the “Ex-Dividend Date” within the meaning of this Section 4.03(d)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of Section 4.03(b)).
     In no event shall the Conversion Rate be decreased pursuant to this Section 4.03(d), except pursuant to the last sentence of each of the second and fifth paragraphs of this Section 4.03(d).
     (e) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, Cash (excluding (v) any dividend or distribution in connection with our liquidation, dissolution or winding up, (w) any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.04 or 4.13 applies, (x) any Cash distributed as part of a distribution referred to in Section 4.03(d) and (y) any Cash that is distributed pursuant to a tender offer, to which Section 4.03(f) applies) then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business of the Ex-Dividend Date for such distribution by a fraction:
     (i) the numerator of which shall be equal to the Current Market Price per share of Common Stock (as determined pursuant to Section 4.03(g) on such Record Date); and
     (ii) the denominator of which shall be equal to (a) the Current Market Price per share of Common Stock on such date, less the amount of the distribution per share of Common Stock.
     Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. In no event shall the Conversion Rate be decreased pursuant to this Section 4.03(e), except pursuant to the immediately preceding sentence.
     (f) In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Securities are outstanding, distribute to all holders of the Company’s common stock Cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock (excluding any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.04 applies or as part of a distribution referred to in Sections 4.03(d) or 4.03(e)), where the sum of the aggregate amount of such Cash distributed and the aggregate Fair Market Value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Sale Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the "Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:
     (i) the numerator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) the Closing Sale Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date and (II) an amount equal to (1) the number of shares of Common Stock outstanding as of last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (2) the Purchased Shares; and
     (ii) the denominator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Closing Sale Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.
     An adjustment, if any, to the Conversion Rate pursuant to this Section 4.03(f) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 4.03(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 4.03(f), except pursuant to the immediately preceding sentence.
     (g) For purposes of this Article 4, the following terms shall have the meanings indicated:
     “Current Market Price” per share of the Company’s Common Stock on the date of determination means the average of the Closing Sale Prices per share of the Common Stock for the ten consecutive Trading Days ending on the earlier of the day of determination and the day immediately preceding the Ex-Dividend Date with respect to the distribution requiring such computation. If another issuance, distribution, subdivision or combination to which Section 4.03 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Chief Financial Officer of the Company to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.
     For purposes of this Indenture, the term “Ex-Dividend Date”, when used:
     (i) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;
     (ii) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and
     (iii) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the expiration of such offer.
     Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.03, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.03 and to avoid unjust or inequitable results as determined in good faith by the Chief Financial Officer of the Company.
     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined in good faith by the Board of Directors or the Chief Financial Officer of the Company, whose good faith determination shall be conclusive).

     “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any Cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of stockholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (h) The Company shall be entitled at its election to make such additional increases in the Conversion Rate, in addition to those required by 4.03(a), (b), (c), (d), (e) or (f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.
     (i) To the extent permitted by applicable law and the continued quotation requirements of The Nasdaq National Market, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time, if such period is at least 20 days or any longer period required by law, the Chief Financial Officer of the Company determines that the increase in the Conversion Rate is in the best interest of the Company, and the increase is irrevocable during the period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.
     (j) All calculations under this Section 4.03 shall be made to the nearest cent or one ten-thousandth of a share, with one-half cent and 0.00005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 4.03, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate; provided that any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate; and provided, further, that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2006, and at the time of conversion of any Securities, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 4.03(j) shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. Any adjustments under this Section 4.03 shall be made successively whenever an event requiring such an adjustment occurs.

     (k) In the event that at any time, as a result of an adjustment made pursuant to this Section 4.03, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (i) of this Section 4.03, and the provisions of Sections 4.01, 4.02, 4.04 through 4.09 and 4.13 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the good faith determination of the Board of Directors or the Chief Financial Officer of the Company as to any such adjustment shall be conclusive.
     (l) No adjustment shall be made pursuant to this Section 4.03 if the Holders of the Securities may participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to this Section 4.03 at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if Holders of Securities held, at such time, a number of shares of Common Stock equal to the Conversion Rate at such time.
     Section 4.04 . Consolidation or Merger of the Company. Except as provided in Section 4.13, if any of the following events (any such event, a “Disposition Event”) occurs:
     (a) any reclassification or change of the outstanding Common Stock into another class of Capital Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);
     (b) any merger, consolidation, binding share exchange or other business combination of the Company with another Person as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock; or
     (c) any sale, conveyance, transfer, lease or other disposition of all or substantially all the properties and assets of the Company to any other Person as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock;
the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that notwithstanding the provisions of Section 4.02(b), and subject to the provisions of Section 4.01, the Conversion Rate following the effective date of any Disposition Event shall be calculated based on the kind and amount of stock, securities, other property, assets or Cash received (collectively, “Reference Property”) upon such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Disposition Event.
     In the event that the holders of the Common Stock have the opportunity to elect the form of the consideration to be received in such Disposition Event, the Company shall make adequate provision whereby Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Disposition Event. Such determination shall be based on the weighted average of elections made by Holders of the Securities who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such Disposition Event and shall be conducted in such a manner as to be completed by the date which is the earliest of (x) the deadline for elections to be made by holders of Common Stock, and (y) two Trading Days prior to the anticipated effective date of the Disposition Event. In the event the effective date of the Disposition Event is delayed beyond the initially anticipated effective date, Holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any Disposition Event the terms of which are inconsistent with the foregoing.
     If the Conversion Rate is calculated based on Reference Property as set forth above, the related Conversion Obligation, with respect to each $1,000 Principal Amount of Securities tendered for conversion after the effective date of any such Disposition Event, shall be settled in units of Reference Property in accordance with Section 4.02(b) which the Company shall deliver, as promptly as practicable, but in no event later than on the third Trading Day immediately following the Determination Date.
     Notwithstanding clause (c) above, if the Securities are surrendered for conversion prior to the effective date of any such Disposition Event, and the Company shall be obligated to increase the Conversion Rate pursuant to Section 4.13(b) and deliver additional shares Common Stock following the effective date of such Disposition Event, in lieu of shares of Common Stock, the Company shall instead deliver units of the kind and amount of Reference Property as a holder of the relevant number of shares of Common Stock would have received in such Disposition Event.

     Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Disposition Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Disposition Event, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors or the Chief Financial Officer of the Company shall reasonably consider necessary by reason of the foregoing.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 4.04 shall similarly apply to successive Disposition Events.
     If this Section 4.04 applies to any event or occurrence, Section 4.03 shall not apply.
     Section 4.05 . Notice of Adjustment. Whenever an adjustment in the Conversion Rate with respect to the Securities is required:
     (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company (upon which the Trustee may conclusively rely), stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and
     (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 4.02 hereof. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
     Section 4.06 . Notice in Certain Events. (a) If:
     (i) the Company shall engage in a tender offer or declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.03; or

     (ii) the Company shall authorize the granting to all of the holders of its Common Stock of rights, warrants or options to subscribe for or purchase shares of Common Stock; or
     (iii) there occurs any reclassification or change of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, binding share exchange or combination to which the Company is a party, or of the sale, lease, transfer conveyance or other disposition of all or substantially all of the assets of the Company; or
     (iv) there occurs any voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Securityholder at his address appearing on the register for the Securities, provided for in Section 2.03 of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (y) the date on which such reclassification, change, consolidation, merger, binding share exchange, combination, sale, transfer, lease, conveyance, other disposition, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale, transfer, lease, conveyance, other disposition, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, change, consolidation, merger, binding share exchange, combination, sale, transfer, lease, conveyance, other disposition, dissolution, liquidation or winding-up.
     Section 4.07 . Company to Reserve Stock; Registration; Listing. (a) The Company shall from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding at any time (assuming that the Company elects to deliver solely shares of Common Stock to satisfy the Net Share Amount for all conversions). The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 4.08, taxes with respect to the issue thereof.

     (b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its best efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on The Nasdaq National Market, the Company will use its reasonable best efforts, if permitted by the rules of The Nasdaq National Market, to have and keep approved for quoting on The Nasdaq National Market (subject to notice of official issuance) all Common Stock issuable upon conversion of the Securities, and the Company will use its reasonable best efforts to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.
     Section 4.08 . Taxes on Conversion. The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.
     Nothing contained herein shall preclude any income tax withholding required by law or regulation upon conversion of the Securities, and at the Company’s request, Holders shall be responsible for satisfying any such withholding.
     Section 4.09 . Conversion After Record Date. Except as provided in this Section 4.09, a converting Holder of Securities shall not be entitled to receive any accrued and unpaid interest, if any (including Additional Interest, if any), on any such Securities being converted. By delivery to the Holder of the shares of Common Stock due upon conversion and cash in lieu of fractional shares, if any, or other consideration issuable or payable upon conversion in accordance with this Article 4, any accrued and unpaid interest, if any (including Additional Interest, if any), on such Securities will be deemed to have been paid in full rather than cancelled, extinguished or forfeited. If any Securities are surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Securities at the close of business on such Regular Record Date shall receive the interest payable on such Security on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Regular Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment from converting Holders, for the account of the Company, in Cash of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion; provided, however, that no such interest payment need be made to the Company (i) if the Company has specified a Redemption Date that is after a Regular Record Date but on or prior to the next Interest Payment Date, (ii) if the Company has specified a Fundamental Change Repurchase Date following a Fundamental Change that is after a Regular Record Date but on or prior to the next Interest Payment Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Security.
     Except as provided in this Section 4.09, no adjustments in respect of payments of interest (including Additional Interest, if any) on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.
     Section 4.10 . Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 4 shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution or an Officers’ Certificate of the Company’s Chief Financial Officer, as the case may be.
     Section 4.11 . Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what it should be. Unless and until a Trust Officer of the Trustee receives a certificate delivered pursuant to Section 4.05 setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that no such adjustment has been made and that the last Conversion Rate of which the Trustee has knowledge remains in effect. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article 4. Each Conversion Agent other than the Company shall have the same protection under this Section 4.11 as the Trustee.
     The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.
     Section 4.12 . Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 4 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.
     Section 4.13 . Adjustment to the Conversion Rate Upon Certain Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to March 15, 2011, then the Conversion Rate then in effect will (subject to the Company’s rights described under paragraph (c) of this Section 4.13) increase, as described in paragraph (b) of this Section 4.13, with respect to any Securities surrendered for conversion at any time from, and including, the effective date of such Make-Whole Fundamental Change until, and including, the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or the fundamental change repurchase date that would have been applicable to such Make-Whole Fundamental Change but for the existence of the 110% trading price exception in clause (i) of the definition of Change in Control, as applicable The Company shall mail notice to Holders, at their addresses appearing in the Security register, publish on its website and publicly announce, through a reputable national newswire service, that the Make-Whole Fundamental Change has occurred within five Business Days after such Make-Whole Fundamental Change has occurred. If applicable, the Company shall also state, in such notice and publication, whether the Company has made the election referred to in paragraph (c) of this Section 4.13.
     (b) The increase in the Conversion Rate referred to in paragraph (a) of this Section 4.13 will be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the applicable price (the “Stock Price”) with respect to such Make-Whole Fundamental Change. In the case of a Make-Whole Fundamental Change described in clause (c) of the definition of Change in Control, if the consideration (excluding Cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in the Make-Whole Fundamental Change consists solely of Cash, then the “Stock Price” will be the Cash amount paid per share of Common Stock in the Make-Whole Fundamental Change. Otherwise, the “Stock Price” will be the average of the Closing Sale Prices per share of Common Stock for the five consecutive Trading Days immediately preceding the Effective Date of the relevant Make-Whole Fundamental Change. The Chief Financial Officer of the Company will make appropriate adjustments, in his or her good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during those five consecutive Trading Days. The Stock Prices set forth in the left column of the table below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 4.03. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares of Common Stock will be adjusted in the same manner and for the same events as the Conversion Rate pursuant to Section 4.03. The following table sets forth for a given Stock Price and Effective Date, the number of additional shares of Common Stock issuable per $1,000 Principal Amount of Securities that will be added to the Conversion Rate applicable to the Securities surrendered for conversion during the period described in paragraph (a) of this Section 4.13:

	Effective Date
Applicable	March 8,	March 15,	March 15,	March 15,	March 15,	March 15,
Stock Price	2006	2007	2008	2009	2010	2011
15.47	17.91	18.39	17.74	16.89	15.79	—
17.50	14.24	14.43	13.55	12.35	10.60	—
20.00	11.06	11.04	10.02	8.64	6.57	—
22.50	8.82	8.69	7.65	6.25	4.17	—
25.00	7.20	7.01	6.00	4.66	2.76	—
27.50	5.99	5.78	4.83	3.59	1.93	—
30.00	5.06	4.86	3.97	2.86	1.43	—
32.50	4.34	4.14	3.34	2.34	1.12	—
35.00	3.77	3.59	2.85	1.96	0.93	—
37.50	3.31	3.15	2.47	1.68	0.80	—
40.00	2.93	2.79	2.18	1.47	0.71	—
42.50	2.61	2.49	1.94	1.30	0.65	—
45.00	2.35	2.25	1.74	1.17	0.59	—
47.50	2.12	2.04	1.58	1.07	0.55	—
50.00	1.93	1.86	1.44	0.98	0.52	—
52.50	1.76	1.71	1.32	0.91	0.49	—
55.00	1.62	1.58	1.22	0.84	0.46	—
57.50	1.49	1.46	1.14	0.79	0.44	—
60.00	1.38	1.36	1.06	0.74	0.41	—
     In the event that the applicable Stock Price or Effective Date is not set forth in the table above, then, if:
     (i) the applicable Stock Price is between two Stock Prices on the table or the applicable Effective Date is between two Effective Dates on the table, the adjustment to the Conversion Rate will be determined by straight-line interpolation between the adjustments set forth for the higher and lower Stock Price or the earlier and later Effective Dates, as applicable, based on a 365-day year;
     (ii) the applicable Stock Price is in excess of $60.00 per share (subject to adjustment), no adjustment to the Conversion Rate will be made; or
     (iii) the applicable Stock Price is less than $15.47 per share (subject to adjustment), no adjustment to the Conversion Rate will be made.

     Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 64.6412 per $1,000 Principal Amount of Securities, subject to adjustments in the same manner as the Conversion Rate, as set forth in Section 4.03.
     (c) Notwithstanding the foregoing, if the Make-Whole Fundamental Change is a Public Acquiror Fundamental Change, then the Company may elect to change the conversion right in lieu of increasing the Conversion Rate pursuant to paragraphs (a) and (b) of this Section 4.13. If the Company makes this election, then the Company shall adjust the Conversion Rate and the Company’s related Conversion Obligation such that, from and after the Effective Date of the Public Acquiror Fundamental Change, the right to convert a Security will be changed into a right to convert such Security into shares of Public Acquirer Common Stock in the same manner as is described in Section 4.02(b). The Conversion Rate adjusted pursuant to this paragraph (c) shall be a Conversion Rate equal to the Conversion Rate in effect immediately before the Effective Date for such Public Acquiror Fundamental Change multiplied by a fraction:
     (i) the numerator of which is the Fair Market Value, as of the effective time of the Public Acquiror Fundamental Change, of the Cash, securities and other property paid or payable per share of Common Stock; and
     (ii) the denominator of which is the average of the last reported sale prices per share of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on, and including, the Trading Day immediately after the Effective Date of the Public Acquiror Fundamental Change.
     If the Company elects to change the conversion right pursuant to this paragraph (c), the change in the conversion right will apply to all Holders from and after the Effective Date of the Public Acquiror Fundamental Change, and not just those Holders, if any, that convert their Securities during the period described in paragraph (a) of this Section 4.13. If the Public Acquiror Fundamental Change is also an event that requires the Company to make another adjustment to the Conversion Rate pursuant to Section 4.03, then the Company shall also give effect to that adjustment. However, if the Company makes the election set forth in this paragraph (c), then the Company shall not change the Conversion Right in the manner set forth in Section 4.04.
     (d) The Company shall state, in the notice and public announcement described in paragraph (a) of this Section 4.13 whether the Company has elected to change the conversion right in accordance with paragraph (c) of this Section 4.13 in lieu of increasing the Conversion Rate in accordance with paragraphs (a) and (b) of this Section 4.13. With respect to each Public Acquiror Fundamental Change, the Company is permitted to make only one election, and the Company is prohibited from changing that election once the Company has first mailed any such notice or made any such public announcement or publication. However, if the Company elects to change the conversion right as described in paragraph (c) of this Section 4.13 in connection with a Public Acquiror Fundamental Change that is ultimately not consummated, then the Company shall not be obligated to give effect to that particular election.
     Section 4.14 . Stockholder Rights Plan. There shall be no adjustment to the Conversion Rate upon the issuance of the rights (the “Rights”) provided for in the Rights Agreement, or in any future rights plan adopted by the Company, prior to the Rights separating from the Common Stock. To the extent that the Rights Agreement, or any future rights plan adopted by the Company, is in effect upon conversion of the Securities, Holders shall receive, in addition to any Common Stock issuable upon conversion, the Rights under the Rights Agreement or any such future rights agreement adopted by the Company, unless the Rights have separated from the Common Stock at the time of conversion and the Rights Agreement or any such future rights agreement does not provide for the issuance upon conversion of the Securities of a number of Rights equal to the number of Rights that a holder of a number of shares of Common Stock equal to the applicable Conversion Rate would have received upon such separation, in which case the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock, distributed assets as described in Section 4.03(d) above, subject to readjustment in the event of the expiration, termination or redemption of such Rights.
ARTICLE 5
Covenants
     Section 5.01 . Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. The Principal Amount or an installment of interest (including Additional Interest, if any) shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 1:00 p.m., New York City time, on that date Cash, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue Principal Amount and overdue installments of interest at the rate borne by the Securities per annum.
     Payment of the Principal Amount of and any interest (including Additional Interest, if any) on the Securities shall be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company will make payments in respect of the Global Securities by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Securities. For a Global

Security that has been subsequently issued in certificated form, the Company will mail a check to the Holder’s registered address.
     Section 5.02 . SEC and Other Reports. The Company shall furnish to the Trustee promptly upon filing thereof, copies of all registration statements, current reports and annual, quarterly or other regular reports that the Company files with the SEC, including, without limitation, all reports on Form 10-K, 10-Q and 8-K and all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations related thereto. To the extent permitted by the TIA and other applicable law, such filings shall be deemed to have been furnished to the Trustee upon their filing on the SEC’s EDGAR system.
     The Company shall furnish to the Trustee within one hundred five (105) days after the close of each of the Company’s fiscal years, annual audited consolidated financial statements for the Company and its Subsidiaries, including a consolidated balance sheet as of the end of such period, related statement of consolidated income, statement of consolidated shareowners’ equity, and statement of cash flows, and statement of cash flows, accompanied by an unqualified audit report of independent auditors. To the extent permitted by the TIA and other applicable law, such financial statements shall be deemed to have been furnished to the Trustee upon their filing on the SEC’s EDGAR system as part of a Form 10-K filing by the Company.
     The Company shall furnish to the Trustee within fifty-five (55) days after the close of the first three quarterly periods of each of the Company’s fiscal years, unaudited consolidated financial statements for the Company and its Subsidiaries, including a consolidated balance sheet as of the end of such period, related statement of consolidated income and statement of cash flows, for the period from the beginning of such fiscal year to the end of such quarter. To the extent permitted by the TIA and other applicable law, such financial statements shall be deemed to have been furnished to the Trustee upon their filing on the SEC’s EDGAR system as part of a Form 10-Q filing by the Company.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 5.03 . Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2006), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     Section 5.04 . Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 5.05 . Maintenance of Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 5.06 . Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
     Section 5.07 . Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal Amount of, or interest (including Additional Interest, if any) on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.08 . Payment of Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest per $1,000 principal amount of the Securities that is payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 5.09 . Limitation on Other Indebtedness. The Company covenants and agrees not to create, incur, assume or suffer to exist any indebtedness for borrowed money pursuant to one or more agreements, any of which contain an event of default that is triggered by the occurrence of an event of default under any agreement or agreements pursuant to which the Company has outstanding indebtedness for borrowed money in excess of $15,000,000 in the aggregate; provided that for purposes of this covenant, (i) the term “borrowed money” shall not include Credit Facilities, (ii) notwithstanding the foregoing, in no event shall this covenant restrict the Company’s ability to create, incur, assume or suffer to exist any indebtedness for borrowed money pursuant to an agreement that contains an event of default that is triggered by an event of default in the payment at final maturity of indebtedness for borrowed money by the Company, or acceleration of the Company’s indebtedness for borrowed money so that it becomes due and payable before the date on which it would otherwise have become due and payable and (iii) notwithstanding the foregoing, the Company may incur indebtedness for borrowed money of any other Person that is existing at the time of a merger or consolidation of such other Person with or into the Company or any of its Subsidiaries so long as (A) such indebtedness is not incurred in connection with, or in contemplation of, such merger or consolidation and (B) such other Person is not an Affiliate of the Company prior to the entry into the operative agreement or agreements relating to such merger or consolidation.
ARTICLE 6
Consolidation, Merger, Conveyance, Transfer or Lease
     Section 6.01 . Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into any other Person (unless the Company is the surviving Person) or convey, sell, transfer, lease or otherwise dispose all or substantially all of its properties and assets to any Person

(other than a direct or indirect wholly-owned Subsidiary) whether in a single transaction or series of related transactions, unless:
     (a) either
     (i) in the case of a consolidation or merger, the Company is the surviving entity;
     (ii) the conveyance, sale, transfer, lease or other disposition of all or substantially all of the Company’s properties and assets is to a direct or indirect wholly-owned Subsidiary; or
     (iii) the successor or transferee is a corporation, limited liability company, partnership or trust or other business entity organized and existing under the laws of the United States, any state thereof, or the District of Columbia and expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and the Indenture; and
     (b) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist; and
     (c) the Company shall have delivered to the Trustee an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     Section 6.02 . Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, sale, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7
Default and Remedies
     Section 7.01 . Events of Default. An “Event of Default” shall occur if:
     (a) the Company fails to pay the Principal Amount of any Security, when due, whether on the Final Maturity Date, Redemption Date, Repurchase Date, Fundamental Change Repurchase Date or otherwise;
     (b) the Company fails to pay an installment of interest on any Security in full when due if the failure continues for a period of 30 days after the date when due;
     (c) the Company fails to timely satisfy its Conversion Obligation following the exercise by the Holder of the right to convert such Security;
     (d) the Company fails to timely provide a Repurchase Notice or a Fundamental Change Repurchase Notice pursuant to and in accordance with Section 3.08 or 3.09, as applicable, or the notice required under Sections 4.13(a) and (d) regarding the adjustment of the Conversion Rate upon the occurrence of a Make-Whole Fundamental Change;
     (e) the Company fails to comply with any other term, covenant or agreement contained in the Securities or this Indenture (other than those referred to in clauses (a) through (d) above) if such failure continues for 60 days after receipt by the Company of a Notice of Default (defined below);
     (f) the Company or any of its Subsidiaries defaults in the payment at final maturity of indebtedness for money borrowed in the aggregate principal amount then outstanding of $15,000,000 or more, or acceleration of the Company’s or any of its Subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after receipt by the Company of a Notice of Default;
     (g) the Company or any of its Significant Subsidiaries, pursuant to or under or within the meaning of the Bankruptcy Code:
     (i) commences a voluntary case or proceeding;
     (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

     (iv) makes a general assignment for the benefit of its creditors;
     (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
     (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian;
     (h) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:
     (i) is for relief against the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary), in an involuntary case or proceeding;
     (ii) appoints a Custodian of the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary), or for any substantial part of its property; or
     (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary (or any group of Subsidiaries that, together, constitute a Significant Subsidiary),
     (iv) and in each case the order or decree remains unstayed and in effect for 90 consecutive days.
     For purposes of this Section 7.01, a “Notice of Default” means a written notice provided to the Company by the Trustee, or to the Trustee and the Company by Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding, of the applicable default. Such notice must specify the default, demand that it be remedied and state that the notice is a Notice of Default. When any default under this Section 7.01 is cured, it ceases.
     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.
     Notwithstanding anything else contained herein, if an Event of Default has occurred and is continuing, then the Company shall not (A) (except in the case of an Event of Default resulting from a default by the Company in the payment of the Redemption Price with respect to such Securities) redeem any of the Securities pursuant to Article 3 hereof, (B) (except in the case of an Event of Default resulting from a default by the Company in the payment of the Repurchase Price with respect to such Securities) repurchase any of the Securities pursuant to Section 3.08 hereof, or (C) (except in the case of an Event of Default resulting from a default by the Company in the payment of the Fundamental

Change Repurchase Price with respect to such Securities) repurchase any of the Securities pursuant to Section 3.09 hereof.
     Section 7.02 . Acceleration. If an Event of Default occurs, the Company shall promptly notify the Trustee thereof. If an Event of Default (excluding an Event of Default specified in clause (g) or (h) of Section 7.01 in respect of the Company) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid Principal Amount to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same plus any interest, if any (including Additional Interest, if any), on the Securities accrued but unpaid through the date of such declaration shall become and be immediately due and payable. If an Event of Default specified in clause (g) or (h) of Section 7.01 occurs in respect of the Company, the entire unpaid Principal Amount of the Securities then outstanding and such interest (including Additional Interest, if any), shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate Principal Amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) the rescission would not conflict with any order or decree of a court of competent jurisdiction; (b) all existing Events of Default, other than the non-payment of the accelerated Principal Amount or interest, have been cured or waived; and (c) certain amounts due to the Trustee and any predecessor Trustee under Section 8.07 are paid. No such rescission shall affect any subsequent default or impair any right consequent thereto.
     Section 7.03 . Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the Principal Amount of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
     Section 7.04 . Waiver of Defaults and Events of Default. Subject to Sections 7.07 and 10.02, the Holders of a majority in aggregate Principal Amount of the Securities then outstanding by notice to the Trustee may waive any past default or Event of Default and its consequence, except a default or Event of Default in the payment of the Principal Amount of, or interest on, any Security, or the payment of the Redemption Price, the Repurchase Price or Fundamental

Change Repurchase Price, a Default or Event of Default arising from the Company’s failure to convert any Security in accordance with the terms of Article 4 or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.
     Section 7.05 . Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. In addition, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 7.06 . Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue Principal Amount of, or interest on, or for the conversion of the Securities pursuant to Article 4) unless:
     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
     (c) the Holder or Holders offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense; and
     (d) the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of indemnity, and does not receive, during those 60 days, from Holders of a majority in aggregate Principal Amount of the Securities then outstanding, a direction that is inconsistent with the request.
     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.
     Section 7.07 . Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the Principal Amount of and interest on the Security, on or after the respective dates expressed in the Security and this Indenture on which such payments are due and payable, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 7.08 . Collection Suit by Trustee. If an Event of Default in the payment of the Principal Amount or interest specified in clause (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of the Principal Amount and accrued interest remaining unpaid, if any, together with, to the extent that payment of such interest is lawful, interest on overdue Principal Amount and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 7.09 . Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.10 . Priorities. If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:
     First, to the Trustee for amounts due under Section 8.07;

     Second, to Holders for amounts due and unpaid on the Securities for the Principal Amount and interest (including Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the Principal Amount and interest (including Additional Interest, if any), respectively; and
     Third, the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
     Section 7.11 . Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities then outstanding.
ARTICLE 8
Trustee
     Section 8.01 . Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of subsection (b) of this Section 8.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.
     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 8.02 . Rights of Trustee. Subject to Section 8.01:
     (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.
     (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (h) Except with respect to Section 5.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 5. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 5.01, Section 7.01(a) or Section 7.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
     (j) Delivery of reports, information and documents to the Trustee under Section 5.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     (k) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     Section 8.03 . Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.
     Section 8.04 . Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Securities other than its certificate of authentication.
     Section 8.05 . Notice of Default or Events of Default. If a default or an Event of Default occurs and is continuing and the Trustee has received notice thereof, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 30 days after it occurs or, if later, within 15 Business Days after the Trustee has received notice thereof. However, the Trustee may withhold the notice if and so long as such default or Event of Default has been cured or waived, or a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the Principal Amount of or interest on any Security.
     Section 8.06 . Reports by Trustee to Holders. If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15, 2007, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).
     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.
     Section 8.07 . Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability, claim, damage or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including reasonable legal fees and expenses, incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without their written consent, which consent shall not be unreasonably withheld.
     The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or bad faith.
     To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the Principal Amount of and interest on the Securities. The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (i) or (j) of Section 7.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code. The provisions of this Section shall survive the termination of this Indenture.
     Section 8.08 . Replacement of Trustee. The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate Principal Amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:
     (a) the Trustee fails to comply with Section 8.10;
     (b) the Trustee is adjudged a bankrupt or an insolvent;
     (c) a receiver or other public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor

Trustee shall have delivered the written acceptance of its appointment as described below.
     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in Principal Amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
     If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall (upon payment of its charges hereunder) transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
     A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.
     Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
     Section 8.09 . Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.
     Section 8.10 . Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

     Section 8.11 . Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 9
Satisfaction and Discharge of Indenture
     Section 9.01 . Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect if:
     (a) either:
     (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or
     (ii) all outstanding Securities have been called for Redemption or have become due and payable on the Final Maturity Date or upon repurchase pursuant to Section 3.08 or 3.09, and in any such case the Company irrevocably deposits, prior to the applicable date on which such payment is due and payable, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Final Maturity Date or a Repurchase Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be;
     (b) the Company pays to the Trustee all other sums payable hereunder by the Company;
     (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit;
     (d) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and
     (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 3.08 and 3.09, Article 4, the last paragraph of Section 5.01 and this Article 9, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Securities have been paid in full.
     Section 9.02 . Application of Trust Money. Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the Principal Amount of and interest on the Securities.
     Section 9.03 . Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (a) deposited with them pursuant to Section 9.01 and (b) held by them at any time.
     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of the Principal Amount or interest that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Final Maturity Date, the Redemption Date (with respect to any Securities redeemed pursuant to Section 3.01), the Repurchase Date (with respect to any Securities purchased pursuant to Section 3.08) or the Fundamental Change Repurchase Date (with respect to any Securities repurchased pursuant to Section 3.09); provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money or publish in a newspaper of general circulation in the City of New York notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     Section 9.04 . Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the Principal Amount of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.
ARTICLE 10
Amendments, Supplements and Waivers
     Section 10.01 . Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:
     (a) to evidence the assumption of the Company’s obligations under this Indenture and the Securities by a successor upon consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets in accordance with this Indenture;
     (b) to make adjustments in accordance with this Indenture to the right to convert the Securities upon reclassifications or changes in the Common Stock pursuant to Section 4.03 and consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets pursuant to Section 4.04;
     (c) make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the Trust Indenture Act of 1939;
     (d) to secure the obligations of the Company in respect of the Securities;
     (e) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; and
     (f) to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture.
In addition, the Company and the Trustee may enter into a supplement to this Indenture to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not adversely affect the rights of any Holder.
     Section 10.02 . With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding. The Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 10.04, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.04, may not:
     (a) change the Final Maturity Date of the Principal Amount of, or the payment date of any installment of interest (including Additional Interest, if any) on, any Security;
     (b) reduce the Principal Amount of, or any interest (including Additional Interest, if any) on, any Security;
     (c) change the place or currency of payment of Principal Amount of, or interest on (including Additional Interest, if any), any Security;
     (d) impair the right of any Holder to institute suit for the enforcement of any payment on, or with respect to, any Security;
     (e) modify, in a manner adverse to the Holders of Securities, the right of the Holders to require the Company to repurchase the Securities as provided in Section 3.08 and Section 3.09;
     (f) modify, in a manner adverse to the Holders of the Securities, the right of Holders to convert their Securities in accordance of this Indenture;
     (g) reduce the percentage in the aggregate Principal Amount of the outstanding Securities whose Holders must consent to a modification or amendment of this Indenture or the Securities;
     (h) reduce the percentage in the aggregate Principal Amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default under this Indenture;
     (i) modify the ranking of the Securities in a manner adverse to the Holders of the Securities; and
     (j) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a default or Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.
     It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     To the extent that the Company or any of the Subsidiaries hold any Securities, such Securities shall be disregarded for purposes of voting in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Securityholders.
     Section 10.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.
     Section 10.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (j) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
     Section 10.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Section 10.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

     Section 10.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 11
[Reserved]
ARTICLE 12
Miscellaneous
     Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.
     Section 12.02. Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
     If to the Company, to:
Informatica Corporation
100 Cardinal Way
Redwood City, CA 94063
Attention: General Counsel
Fax: (650) 385-5500
with a copy to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Jose Macias
Fax: (650) 493-6811

     if to the Trustee, to:
U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, CA 90071
Attention: Corporate Trust Services (Informatica 3% Convertible
Senior Notes due 2026)
Fax: (213) 615-6197
Such notices or communications shall be effective when received.
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.
     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 12.03. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).
     Section 12.04. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
     (i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (i) a statement that the person making such certificate or opinion has read such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;
provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 12.05. Record Date for Vote or Consent of Securityholders. The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
     Section 12.06. Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
     Section 12.07. No Personal Liability. None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.
     Section 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected.

     Section 12.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
     Section 12.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 12.12. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
     Section 12.13. Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 12.14. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 12.15. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.
     Section 12.16. Calculations in Respect of Securities. The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Current Market Price and Closing Sale Price of the Common Stock, the number of shares of Common Stock issuable upon conversion and the amounts of interest on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee has no duty to determine when such calculations should be made, how they should be made or what the calculations should be and shall not suffer any liability as a result thereof.
     Section 12.17. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 12.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

THE COMPANY INFORMATICA CORPORATION
By:	/s/ Earl E. Fry
	Name:	Earl E. Fry
	Title:	Executive Vice President and Chief Financial Officer

THE TRUSTEE U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Brad E. Scarbrough
	Name:	Brad E. Scarbrough
	Title:	Vice President

[Signature page to the Indenture]

EXHIBIT A
[FORM OF FACE OF SECURITY]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1
     [THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT)

[1]	These paragraphs should be included only if the Security is a Global Security.

AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:
(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(B) OR (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 2
          [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]3

[2]	These paragraphs to be included only if the Security is a Transfer Restricted Security.

[3]	This paragraph to be included only if the Security is a Transfer Restricted Security.

INFORMATICA CORPORATION
CUSIP No.: [______________]
ISIN: [___]
3% CONVERTIBLE SENIOR NOTES DUE 2026
     Informatica Corporation, a Delaware corporation (the “Company,” which term shall include any successor entity under the Indenture referred to on the reverse hereof), promises to pay to [___], or registered assigns, the Principal Amount of $[___] on March 15, 2026, (which Principal Amount may from time to time be increased or decreased to such other Principal Amount (which, taken together with the Principal Amount of all other outstanding Securities, shall not exceed $230,000,000) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture (as such term is defined on the reverse hereof).

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2006

Regular Record Dates:	March 1 and September 1
     This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INFORMATICA CORPORATION
By:
Name:
Title:

Attest:

Name:

Dated:
[Signature page to the Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Date of Authentication: March 13, 2006

U.S. BANK NATIONAL
ASSOCIATION, as Trustee

Authorized Signatory
[Signature page to the Global Note]

[FORM OF REVERSE SIDE OF SECURITY]
INFORMATICA CORPORATION
3% CONVERTIBLE SENIOR NOTES DUE 2026
1. INTEREST
     The Company promises to pay interest on the Principal Amount of this Security at the rate of 3% per annum. The Company shall pay interest semiannually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing on September 15, 2006. Interest on the Securities shall accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from March 13, 2006, to, but excluding, the next Interest Payment Date or March 15, 2026, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     Securities surrendered for conversion during the period from the close of business on any March 1 or September 1 preceding any Interest Payment Date (a “Regular Record Date”) to the opening of business on such Interest Payment Date shall be accompanied by payment from converting Holders, for the account of the Company, in Cash of an amount equal to the interest payable (including Additional Interest, if any) on such Interest Payment Date on the Securities being surrendered for conversion; provided, however, that no such interest (including Additional Interest, if any) payment need be made to the Company (i) if the Company has specified a Redemption Date that is after a Regular Record Date but on or prior to the next Interest Payment Date, (ii) if the Company has specified a Fundamental Change Repurchase Date following a Fundamental Change that is after a Regular Record Date but on or prior to the next Interest Payment Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Security.
2. REGISTRATION RIGHTS AGREEMENT
     The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of March 13, 2006, among the Company and the Initial Purchaser (the “Registration Rights Agreement”).
3. METHOD OF PAYMENT
     Except as provided herein, the Company shall pay interest (including Additional Interest, if any) on this Security (except Defaulted Interest) to the person who is the Holder of this Security at the close of business on the Regular Record Date, next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of the Principal Amount. The Company will pay the Principal Amount and interest (including Additional Interest, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of the

Principal Amount of and any interest (including Additional Interest, if any) on the Securities shall be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company will make payments in respect of the Global Securities by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Securities. For a Global Security that has been subsequently issued in certificated form, the Company will mail a check to the Holder’s registered address.
4. PAYING AGENT, REGISTRAR AND CONVERSION AGENT
     Initially, U.S. Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.
5. INDENTURE, LIMITATIONS
     This Security is one of a duly authorized issue of Securities of the Company designated as its 3% Convertible Senior Notes due 2026 (the “Securities”), issued under an Indenture dated as of March 13, 2006 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are unsecured senior obligations of the Company initially limited to $230,000,000 aggregate Principal Amount.
6. OPTIONAL REDEMPTION
     The Securities are subject to redemption, at any time after March 15, 2011, as a whole or from time to time in part, at the election of the Company. The “Redemption Price” is 100% of the Principal Amount of the Securities to be redeemed, together with accrued and unpaid interest, if any (including Additional Interest, if any), thereon up to but excluding the Redemption Date. However, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date, and not to the Holder submitting such Securities for redemption. The Company will make at least 10 semi-annual interest payments (including the interest payments on September 15, 2006 and March 15, 2011) on the Securities in the full amount required by the indenture before the Company can redeem the Securities at its option.
     No sinking fund is provided for the Securities.
7. NOTICE OF REDEMPTION
     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole integral multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest, if any (including Additional Interest, if any), shall cease to accrue on the Securities or portions of them called for redemption.
8. PURCHASE OF SECURITIES AT OPTION OF HOLDER OR UPON A FUNDAMENTAL CHANGE
     Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on each of March 15, 2011, March 15, 2016 and March 15, 2021 (each, a “Repurchase Date”) at a price equal to 100% of the Principal Amount of those Securities to be purchased, plus any accrued and unpaid interest, if any (including Additional Interest, if any), to, but excluding, such Repurchase Date (the “Repurchase Price”); provided, however, that any such accrued and unpaid interest (including Additional Interest, if any) will be paid not to the Holder submitting the Security for repurchase on the relevant Repurchase date but instead to the Holder of record at the close of business on the corresponding Regular Record Date. On each Repurchase Date, the Company will purchase all Securities for which the Holder has delivered and not withdrawn a written purchase notice. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding such Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture. The Repurchase Price for Securities to be so repurchased must be paid in Cash.
     In the event any Fundamental Change shall occur, each Holder of Securities shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in Principal Amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) calendar days, and no earlier than twenty (20) calendar days, after the date the Fundamental Change Notice is mailed in accordance with the Indenture, and no earlier than the date such Fundamental Change occurs, at a price, payable in Cash equal to 100% of the Principal Amount of the Securities (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture. The Fundamental Change Repurchase Price must be paid in Cash.
     Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     If Cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be repurchased with respect to a Repurchase Date or Fundamental Change Repurchase Date, as the case may be, has been deposited with the Paying Agent, at 1:00 p.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, on and after the Repurchase Date or Fundamental Change Repurchase Date, as applicable, such Securities will cease to be outstanding and interest, if any (including Additional Interest, if any), on such Securities will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon surrender of such Security.
9. CONVERSION
     Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the Principal Amount thereof that is $1,000 or an integral multiple of $1,000 Principal Amount), at the Conversion Rate in effect on the date of conversion in accordance with Article 4 of the Indenture.
     A Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.
     The initial Conversion Rate is 50.0000 shares per $1,000 Principal Amount of Securities, subject to adjustment in certain events as described in the Indenture.

     To surrender a Security for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, and (3) furnish appropriate endorsements and transfer documents.
     No fractional share of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a Cash adjustment as provided in the Indenture.
     No payment or adjustment will be made for accrued and unpaid interest, if any (including Additional Interest, if any), or dividends on the shares of Common Stock, except as provided in the Indenture.
     The Conversion Rate is subject to adjustment as provided in Sections 4.03 and 4.13 of the Indenture. As further provided in Section 4.04 of the Indenture and subject to Section 4.13 of the Indenture, if the Company (i) reclassifies or changes the shares of Common Stock into another class of Capital Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), (ii) is a party to a consolidation, merger or binding share exchange or other business combination of the Company with another Person and as a result of which all the holders of the outstanding Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or a combination thereof) with respect to or in exchange for all of their Common Stock or (iii) sells, conveys, transfers, leases or otherwise disposes all or substantially all of its properties and assets to any Person as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock, the right to convert a Security into shares of Common Stock shall be changed as provided in said Section 4.04. If a Public Acquiror Fundamental Change occurs, the right to convert a Security into shares of Common Stock may be changed as provided in Section 4.13(c) of the Indenture at the election of the Company.
10. DENOMINATIONS, TRANSFER, EXCHANGE
     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11. PERSONS DEEMED OWNERS
     The Holder of a Security may be treated as the owner of it for all purposes.
12. UNCLAIMED MONEY
     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of the Principal Amount or interest that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Final Maturity Date, the Redemption Date (with respect to any Securities redeemed pursuant to Section 3.01 of the Indenture), the Repurchase Date (with respect to any Securities purchased pursuant to Section 3.08 of the Indenture) or the Fundamental Change Repurchase Date (with respect to any Securities repurchased pursuant to Section 3.09 of the Indenture); provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money or publish in a newspaper of general circulation in the City of New York notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
13. AMENDMENT, SUPPLEMENT AND WAIVER
     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate Principal Amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency in a manner that does not adversely affect the rights of any Holder or make any other change that does not adversely affect the rights of any Holder in any material respect.
14. SUCCESSOR ENTITY
     When a successor entity assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor entity (except in certain circumstances specified in the Indenture) shall be released from those obligations.

15. DEFAULTS AND REMEDIES
     Under the Indenture, an Event of Default includes: (i) failure by the Company to pay the Principal Amount of any Security when due, whether on the Final Maturity Date, Redemption Date, Repurchase Date, Fundamental Change Repurchase Date or otherwise; (ii) failure by the Company to pay an installment of interest (including Additional Interest, if any) on any Security when due if the failure continues for a period of 30 days after the date when due; (iii) failure by the Company to timely satisfy the Conversion Obligation following the exercise by the Holder of the right to convert such Security; (iv) failure by the Company to timely provide a Repurchase Notice or a Fundamental Change Repurchase Notice pursuant to and in accordance with Section 3.08 or Section 3.09 of the Indenture, as applicable, or the notice required under Sections 4.13(a) and (d) of the Indenture regarding the adjustment of the Conversion Rate upon the occurrence of a Make-Whole Fundamental Change; (v) failure by the Company to comply with any other term, covenant or agreement contained in the Securities (other than those referred to in (i) through (iv) above) or the Indenture, if the failure is not cured within 60 days after receipt by the Company of a Notice of Default; (vi) default by the Company or any of its Subsidiaries in the payment at final maturity of indebtedness for money borrowed in the aggregate principal amount then outstanding of $15,000,000 or more, or acceleration of the Company’s or any of its Subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after receipt by the Company of a Notice of Default; and (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary as described in the Indenture. If an Event of Default (other than in connection with clause (vii) above with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding may declare all unpaid Principal Amount to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs in connection with clause (vii) above with respect to the Company, unpaid Principal Amount of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of the Principal Amount or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16. TRUSTEE DEALINGS WITH THE COMPANY
     U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.
17. NO RECOURSE AGAINST OTHERS
     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.
18. AUTHENTICATION
     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
19. ABBREVIATIONS AND DEFINITIONS
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.
20. INDENTURE TO CONTROL; GOVERNING LAW
     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.
     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Informatica Corporation, 100 Cardinal Way, Redwood City, CA 94063, Attention: General Counsel.

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
     I or we assign and transfer this
Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
     To convert this Security, check the box: ☐
     To convert only part of this Security, state the Principal Amount to be converted (must be $1,000 or an integral multiple of $1,000): $[ ] .
     If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on
the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF SECURITIES4
     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Principal Amount of
	Amount of decrease	Amount of Increase	this Global	Signature or
	in Principal Amount	in Principal Amount	Security following	authorized
	of this Global	of this Global	such decrease	signatory of
Date of Exchange	Security	Security	or increase	Trustee

[4]	This schedule should be included only if the Security is a Global Security.

EXHIBIT B
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF TRANSFER RESTRICTED SECURITIES4
Re: 3% Convertible Senior Notes due 2026 (the “Securities”) of Informatica Corporation
          This certificate relates to $[ ] Principal Amount of Securities owned in (check applicable box)
          ☐ book-entry or ☐ definitive form by (the “Transferor”).
          The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.
          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of March 13, 2006 between Informatica Corporation and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):
          ☐ Such Security is being transferred pursuant to an effective registration statement under the Securities Act.
          ☐ Such Security is being acquired for the Transferor’s own account, without transfer.
          ☐ Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.
          ☐ Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer,” in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.
          ☐ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the

[4]	This certificate should only be included if this Security is a Transfer Restricted Security.

B-1

Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.
          ☐ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.
          The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:

(Insert Name of Transferor)

B-2